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                                                                       EXHIBIT 2


   JOINT FILING STATEMENT



   Pursuant to Rule 13d-1(f)(1), each of the undersigned hereby consents to the joint filing of a statement on Schedule 13D with respect to shares of Common Stock, $0.0001 par value, of Alliance Entertainment Corp., on behalf of each of them.


   Date: June 14, 1996


   Signature:      BANKERS TRUST NEW YORK CORPORATION

        By:         /s/ James T. Byrne
                   ___________________________________________
        Name:      James T. Byrne
        Title:     Senior Vice President


   Signature:      BANKERS TRUST COMPANY

        By:         /s/ James T. Byrne
                   ___________________________________________
        Name:      James T. Byrne
        Title:     Senior Vice President


   Signature:      BT CAPITAL PARTNERS, INC.

        By:         /s/ Heide Silverstein
                    __________________________________________
        Name:       Heide Silverstein
        Title:      Secretary/Treasurer

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